EXHIBIT 10.23
PRIVILEGED AND CONFIDENTIAL
June 4, 2007
Mr. Matthew E. Rubel,
2100 West 59th Street,
Mission Hills, KS 66208-1110
               Re:      Employment Agreement Amendment
Dear Matt:
          This is an Amendment to Your Employment Agreement (this “Amendment”) with Payless ShoeSource, Inc., a Delaware corporation (the “Company”). You and the Company entered into an employment agreement, dated May 20, 2005 (your “Employment Agreement”). In accordance with the provisions set forth in Section 13(g) of your Employment Agreement, you and the Company hereby amend your Employment Agreement, effective on the date hereof, as set forth below.
1.	Section 3(f) of your Employment Agreement is amended in its entirety and replaced with the following:

“Other Executive Compensation Plans and Additional Compensation. During your employment, you will be eligible to participate in all of the Group’s executive compensation plans, including any management incentive plans, deferred compensation plans (but you will not be entitled to any benefits under the Payless ShoeSource, Inc. Supplementary Retirement Plan, nor any successor plan (the “SRP”), unless you are expressly made eligible by resolution of the Board or a committee thereof), and equity plans, in which senior executives of the Company participate.”

2.	Section 4(a) of your Employment Agreement is amended in its entirety and replaced with the following:

“Employee Benefit Plans. During your employment, you will be eligible to participate in the Group’s employee benefit and welfare plans, including plans providing retirement benefits (other than the SRP), medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to senior executives of the Company.”

3.	Section 6(b)(7) is deleted in its entirety and Section 6(b)(8) is renumbered to be Section 6(b)(7).
     All terms and conditions of the Employment Agreement (except as specifically set forth in this Amendment) will remain in full force and effect. This Amendment may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

Very truly yours,

Jay A. Lentz Senior Vice President-Human Resources
BY SIGNING THIS AMENDMENT, I HEREBY CERTIFY THAT I (A) HAVE RECEIVED A COPY OF THIS AMENDMENT FOR REVIEW AND STUDY BEFORE SIGNING IT, (B) HAVE READ THIS AMENDMENT CAREFULLY BEFORE SIGNING IT, (C) HAVE HAD SUFFICIENT OPPORTUNITY TO REVIEW THE AMENDMENT WITH ANY ADVISOR I DESIRED TO CONSULT, INCLUDING LEGAL COUNSEL, (D) HAVE HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING IT TO ASK ANY QUESTIONS ABOUT THIS AMENDMENT AND HAVE RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS, AND (E) UNDERSTAND MY RIGHTS AND OBLIGATIONS UNDER THIS AMENDMENT.
Accepted and agreed to:

Matthew E. Rubel
June 4, 2007

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